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                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            VARIABLE SEPARATE ACCOUNT

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           SUPPLEMENT TO THE POLARIS PROSPECTUS DATED JANUARY 29, 1999



The second full paragraph on page 8 of the Prospectus, has been replaced with the following paragraph:

        Anchor National does not assess a MVA against withdrawals under the following circumstances:

        -       To pay a death benefit;

        -       If made within 30 days after the end of a guarantee period;

        -       If made to pay contract fees and charges.






Date: February 1, 1999



                Please keep this Supplement with your Prospectus